Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Fidelity National Financial, Inc.:

We consent to the incorporation by reference in the Registration Statements (Nos. 333-157643, 333-132843, 333-138254, 333-129886, 333-129016, 333-176395 and 333-174650) on Form S-8 and Registration Statements (Nos. 333-157123, 333-147391, and 333-174650) on Form S-3 of Fidelity National Financial, Inc. and Registration Statement (No. 333-190902) on Form S-4 of our reports dated February 28, 2014, with respect to the Consolidated Balance Sheets of Fidelity National Financial, Inc. as of December 31, 2013 and 2012, and the related Consolidated Statements of Earnings, Comprehensive Earnings, Equity and Cash Flows for each of the years in the three-year period ended December 31, 2013, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 annual report on Form 10-K of Fidelity National Financial, Inc.

/s/ KPMG LLP

February 28, 2014
Jacksonville, Florida
Certified Public Accountants